Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-14591, 333-56048, 33-20125 of Kimball International, Inc. on Form S-8 of our report dated July 31, 2003, relating to the consolidated financial statements of Kimball International, Inc. as of and for the years ended June 30, 2003 and 2002 appearing in this Annual Report on Form 10-K of Kimball International, Inc. for the year ended June 30, 2003.

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Indianapolis, Indiana
September 5, 2003